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                                                      George E. Durstin
                                                      Vice President
                                                      Managed Assets Division

[LOGO FLEET]

                                                      Mail Stop: CT EH 40221B
                                                      777 Main Street
           FleetBoston Financial                      Hartford, CT 06115
                                                      860 986.3788 tel
                                                      860 986.3162 fax
                                                      george_e_durstin@fleet.com

November 7, 2001


Mr. Thomas Liguori
Chief Financial Officer
Channell Commercial Corporation
26040 Ynez Road
Temecula, CA 92591


Re:    Credit Agreement dated May 1, 1998, as amended.


Dear Mr. Ligouri,

Fleet Bank, as Administrative Agent, is pleased to advise you that the Lenders will further amend the subject Credit Facility under the following terms and conditions.

 .    The revolver will be capped at the current outstanding of $23,154,828.82

 .    Covenant defaults through the period ending September 30, 2001 will be waived.

 .    The Borrower shall obtain and have in effect a fully executed commitment from a lender or lenders to refinance and repay in full the entire indebtedness by June 30, 2002.

 .    A $1,000,000 principal payment will be made upon execution of the amendment.

 .    A $100,000 amendment fee will be paid upon execution of the amendment.

 .    A Federal Income Tax refund from the tax return to be filed in February
     2002 will be applied as a principal reduction of the debt. The payment will be no less than $3,500,000 and be payable by March 31, 2002.

 .    The Borrower will grant to the lenders a mortgage on the real estate located at 26090 Ynez Road, Temecula, CA. The lenders will release the mortgage upon sale of the property and payment to the lenders of the net proceeds of the sale after the first mortgage balance and closing costs.

 .    The Borrower will grant to the lenders a negative pledge on real estate located on Murray Road, Leesons Hill, Orpington, Kent, United Kingdom.
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 .    Financial covenants for the fiscal quarters ending December 31, 2001 and
     March 31, 2002 will be reset upon receipt and review of the Borrower's financial statements for the period ending September 30, 2001.

 .    Reaffirmation of all existing covenants and agreements between the Borrower and Lenders.

 .    The Borrower will execute and deliver such documents and do such other acts and things as the Lenders may request in order to fully effect the purposes of the agreement.

 .    The Borrower will pay all out-of-pocket costs and expenses incurred by the
     Lenders in connection with the proposed amendments and financing arrangements.

This commitment will automatically terminate if not agreed to and accepted by the Borrower no later than November 19, 2001 and a closing held not later than December 7, 2001.

Please indicate your acceptance of the above terms and conditions by signing the enclosed copy of this letter and returning it to me at the captioned address.

Very truly yours,

/s/ George E. Durstin
----------------------
George E. Durstin
Vice President



Agreed and accepted this   7   day of November, 2001.
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Thomas Liguori                  CFO                  /s/ Thomas Liguori
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  Name                         Title                 Signature